SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Institutional Shares Exhibit to the Multiple Class Plan of Federated Municipal High Yield Advantage Fund, a portfolio of Federated Municipal Securities Income Trust. The information contained in the attached Exhibit serves as the description of Institutional Shares as required by this Item.
















INSTITUTIONAL SHARES EXHIBIT
TO MULTIPLE CLASS PLAN
(REVISED 9/1/13)

1.        SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Shares will consist of

(i)	with respect to money market funds, sales and
           shareholder servicing by financial intermediaries;
           and


(ii)	 with respect to fluctuating NAV funds, sales and
            shareholder servicing by financial intermediaries to the following categories of investors ("Eligible
            Investors");

    An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;

    An investor participating in a no-load network or platform sponsored by a financial intermediary where Federated has entered into an agreement with the intermediary;

    A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;

    An employer-sponsored retirement plan;

    A trust institution investing on behalf of its trust customers;

    An investor, other than a natural person, purchasing Shares directly from the Fund;

    An investor (including a natural person) who owned
    Shares as of December 31, 2008;

    Without regard to the initial investment minimum, an investor who acquired Institutional Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and

    Without regard to the initial investment minimum, in connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor (including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or (2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.



The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional Shares will bear the following fees and expenses:


Fees and Expenses       Maximum Amount Allocated Institutional Shares
Sales Load              None
Contingent Deferred
Sales Charge ("CDSC")   None
Shareholder Service
Fee                     As set forth in the attached Schedule
12b-1 Fee               As set forth in the attached Schedule
Other Expenses          Itemized expenses incurred by the Fund
                        with respect to holders of Institutional
                        Shares as described in Section 3 of the Plan


2.       CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:       None
Exchange Privilege:      Institutional Shares may be exchanged
                         for Institutional Shares of any other
                         Federated fund or share class that does
                         not have a stated sales charge or
                         contingent deferred sales charge, except
                         Class A Shares of Federated Liberty U.S.
                         Government Money Market Trust and Class
                         R Shares.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


3.   REDEMPTION FEE.

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Institutional Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Institutional Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under
Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Institutional Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Institutional Shares redeemed due to the death of the last surviving shareholder on the account.


SCHEDULE OF FUNDS
OFFERING INSTITUTIONAL SHARES

The Funds set forth on this Schedule each offer
Institutional Shares on the terms set forth in the Institutional Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

MULTIPLE CLASS COMPANY         12b-1      Shareholder          Redemption
Series                          Fee       Service Fee             Fee

FEDERATED ADJUSTABLE            None        0.25%                 None
RATE SECURITIES FUND

FEDERATED EQUITY FUNDS:
Federated Absolute              None        None                  None
Return Fund
Federated Clover                None        None                  None
Small Value Fund
Federated Clover                None        None                  None
Value Fund
Federated Global                None        None                  None
Equity Fund
Federated InterContinental      None        None                  None
Fund
Federated International         None        None                  None
Strategic Value
Dividend Fund
Federated Kaufmann              None        None                  None
Large Cap Fund
Federated MDT Mid-Cap           None        None                  None
Growth Strategies Fund
Federated Managed Risk          None        None                  None
Fund
Federated Prudent               None        None                  None
Bear Fund
Federated Strategic             None        None                  None
Value Dividend Fund

Federated Equity                None        None                  None
Income Fund, Inc.

FEDERATED FIXED INCOME
SECURITIES, INC.:
Federated Municipal             None        None                  None
Ultrashort Fund
Federated Strategic             None        None                  None
Income Fund

FEDERATED GNMA TRUST            None        0.25%                 None

MULTIPLE CLASS COMPANY         12b-1      Shareholder          Redemption
Series                          Fee       Service Fee             Fee

FEDERATED GLOBAL                None        None                  None
ALLOCATION FUND)

FEDERATED HIGH                  None        None                  None
YIELD TRUST

FEDERATED INCOME
SECURITIES TRUST:
Federated Capital               None        None                  None
Income Fund
Federated Floating Rate         None        None                  None
Strategic Income Fund
Federated Unconstrained         None        None                  None
Bond Fund
Federated Intermediate          None        0.25%                 None
Corporate Bond Fund
Federated Muni and              None        None                  None
Stock Advantage Fund
Federated Prudent               None        None                  None
DollarBear Fund
Federated Real                  None        0.25%                 None
Return Bond Fund
Federated Short-Term            None        0.25%                 None
Income Fund

FEDERATED INCOME TRUST          None        0.25%                 None

FEDERATED INDEX TRUST:
Federated Max-Cap               None        0.25%                 None
Index Fund
Federated Mid-Cap               None         None                 None
Index Fund

FEDERATED INSTITUTIONAL TRUST:
Federated Government            None         None                 None
Ultrashort Duration Fund
Federated Intermediate          None         None                 None
Government/Corporate Fund

FEDERATED INTERMEDIATE          None         None                 None
GOVERNMENT FUND, INC.

FEDERATED INVESTMENT
SERIES FUND, INC.
Federated Bond Fund             None         None                 None






MULTIPLE CLASS COMPANY         12b-1      Shareholder          Redemption
Series                          Fee       Service Fee             Fee


FEDERATED MDT SERIES:
Federated MDT All               None         None                 None
Cap Core Fund
Federated MDT                   None         None                 None
Balanced Fund
Federated MDT Large             None         None                 None
Cap Growth Fund
Federated MDT Small             None         None                 None
Cap Core Fund
Federated MDT Small             None         None                 None
Cap Growth Fund

FEDERATED MDT STOCK TRUST       None         None                 None

FEDERATED MUNICIPAL
SECURITIES INCOME TRUST
Federated Municipal High        None         None                  None
Yield Advantage Fund

FEDERATED SHORT-INTERMEDIATE    None         0.25%                 None
DURATION MUNICIPAL TRUST

FEDERATED TOTAL RETURN          None         None                  None
GOVERNMENT BOND FUND

FEDERATED TOTAL RETURN
SERIES, INC.:
Federated Mortgage Fund         None         0.25%                 None
Federated Total Return          None         None                  None
Bond Fund
Federated Ultrashort            None         0.25%                 None
Bond Fund

FEDERATED U.S. GOVERNMENT       None         0.25%                 None
SECURITIES FUND:  1-3 YEARS

FEDERATED U.S. GOVERNMENT       None         0.25%                 None
SECURITIES FUND:  2-5 YEARS












MULTIPLE CLASS COMPANY         12b-1      Shareholder          Redemption
Series                          Fee       Service Fee             Fee

FEDERATED WORLD INVESTMENT
SERIES, INC.
Federated Emerging              None         None                  None
Market Debt Fund
Federated International         None         None                  None
Leaders Fund
Federated International
Small-Mid Company Fund          None         None            2% on shares
                                                             redeemed or
                                                              exchanged
                                                           within 90 days
                                                              of purchase

INTERMEDIATE MUNICIPAL TRUST:
Federated Intermediate          None         0.25%                 None
Municipal Trust

MONEY MARKET
OBLIGATIONS TRUST:
Federated California            None         0.25%                 None
Municipal Cash Trust
Federated Florida               0.25%        0.25%                 None
Municipal Cash Trust
Federated Government            None         0.25%                 None
Obligations Fund
Federated Government            None         0.25%                 None
Obligations Tax-Managed Fund
Federated Michigan              None         0.25%                 None
Municipal Cash Trust
Federated Minnesota             None         0.25%                 None
Municipal Cash Trust
Federated Money Market          None         0.25%                 None
Management
Federated Municipal             None         0.25%                 None
Obligations Fund
Federated New Jersey            None         0.25%                 None
Municipal Cash Trust
Federated New York              None         0.25%                 None
Municipal Cash Trust
Federated Ohio                  None         0.25%                 None
Municipal Cash Trust
Federated Pennsylvania          None         0.25%                 None
Municipal Cash Trust
Federated Prime Cash            None         0.25%                 None
Obligations Fund
Federated Prime Management      None         0.25%                 None
Obligations Fund
Federated Prime                 None         0.25%                 None
Obligations Fund
Federated Prime Value           None         0.25%                 None
Obligations Fund
Federated Tax-Free              None         0.25%                 None
Obligations Fund
Federated Treasury              None         0.25%                 None
Obligations Fund
Federated U.S. Treasury         None         0.25%                 None
Cash Reserves
Federated Virginia              None         0.25%                 None
Municipal Cash Trust